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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-71788 and No. 33-80306) and Form S-3 (No. 333-61743) of Titan International, Inc. of our report dated February 26, 2001 relating to the financial statements and financial statement schedule which appears in this Form 10-K.

PricewaterhouseCoopers LLP
St. Louis, Missouri
March 23, 2001

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